SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 11, 2018

AKCEA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38137	47-2608175
(Commission File No.)	(IRS Employer Identification No.)

55 Cambridge Parkway
Suite 100
Cambridge, Massachusetts 02142
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 207-0202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company          ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☑

Item 3.02	Unregistered Sales of Equity Securities.

On July 11, 2018, Akcea Therapeutics, Inc. (the “Company”), an affiliate of Ionis Pharmaceuticals, Inc. (“Ionis”), and Ionis issued a press release announcing that TEGSEDITM (inotersen) has received marketing authorization approval from the European Commission (“EC”) for the treatment of stage 1 or stage 2 polyneuropathy in adult patients with hereditary transthyretin amyloidosis.  In April 2018, the Company licensed the worldwide rights to commercialize TEGSEDI from Ionis.  Based on the EC authorization of TEGSEDI, Ionis will receive a $40 million milestone payment from the Company payable in shares of the Company’s common stock, priced by reference to a recent trading average.  The securities will be offered and sold in a private placement exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

Item 8.01.	Other Events.

The information set forth in Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

On July 11, 2018, the Company and Ionis issued a press release with respect to the EC’s approval of TEGSEDI.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated July 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akcea Therapeutics, Inc.

Dated: July 11, 2018	By:	/s/ Paula Soteropoulos
Paula Soteropoulos
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated July 11, 2018.